UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2015

Apricus Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA		92130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

(Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Explanatory Note

On August 12, 2014, Apricus Biosciences, Inc. (the “Company”) entered into a common stock purchase agreement (the “Purchase Agreement”) with Aspire Capital Fund, LLC (“Aspire”), pursuant to which the Company (i) issued 255,161 shares of its common stock to Aspire in consideration for entering into the Purchase Agreement, (ii) sold 1,159,824 shares of its common stock to Aspire for a purchase price of $2,000,000 and (iii) had the option to sell up to $20.0 million additional shares of its common stock to Aspire, from time to time, during the term of the Purchase Agreement. As of January 9, 2015, $18,178,710 remained available for sale under the Purchase Agreement. On January 9, 2015, the registration statement from which sales may be made pursuant to the Purchase Agreement was changed to File No. 333-198066, as the previous registration statement on File No. 333-178832 is expiring.

We are filing certain exhibits with this Current Report on Form 8-K, including an opinion to the Company from Brownstein Hyatt Farber Schreck, LLP, counsel to the Company, regarding the validity of the shares to be sold pursuant to the Purchase Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

Date: January 9, 2015	By:	/s/ Richard Pascoe
Name: Richard Pascoe
Title: Chief Executive Officer